UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2011

Majestic Capital, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On February 28, 2011, Majestic Capital, Ltd. (the “Company”) issued a news release announcing that Majestic USA Capital, Inc., a wholly-owned subsidiary of the Company, has extended the expiration time from February 25, 2011 at 5:00 p.m., New York City time, to March 4, 2011 at 5:00 p.m., New York City time, for the previously announced solicitation of consents from the holders of Majestic USA Capital’s Trust Preferred Securities Due 2036 (the “Trust Preferred Securities”)(CUSIP: 12627NAA5). Majestic USA Capital is seeking consents to proposed amendments to certain events of default and covenants in the Indenture, dated November 14, 2006, and Amended Declaration of Trust, dated November 14, 2006, which govern the Trust Preferred Securities. A copy of the press release announcing the extension of the expiration time is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of the Company dated February 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majestic Capital, Ltd.

February 28, 2011	By:	/s/James J. Scardino
James J. Scardino
Chief Executive Officer